UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Press Ganey Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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PLEASE SUBMIT THE ENCLOSED PROXY CARD TODAY!

September 20, 2016

Dear Fellow Stockholder,

You have the opportunity to receive significant and attractive value for your common shares of Press Ganey. Press Ganey will hold a Special Meeting of Stockholders on October 19, 2016 to vote on a proposal to adopt the merger agreement pursuant to which the Company will be acquired by an affiliate of EQT Partners Inc. ("EQT") for $40.50 per share in cash, representing a total transaction value of approximately $2.35 billion. This offer represents a 62% premium to the May 2015 initial public offering price of Press Ganey common stock and a 25% premium to the closing price of Press Ganey's common stock on May 13, 2016, the last day of trading before the Company's representatives began outreach to potential acquirors.

Please use the enclosed proxy card to submit your proxy to vote your shares today.

WE URGE YOU TO VOTE "FOR" THIS MERGER PROPOSAL THAT PROVIDES ATTRACTIVE AND IMMEDIATE VALUE TO YOU

The Press Ganey Board of Directors (the "Board") has determined that this transaction is in the best interest of all stockholders and unanimously recommends that you vote "FOR" the merger proposal on the enclosed proxy card TODAY. The key benefits of the transaction include:

  •
  Attractive value.  The Board believes that this cash offer provides stockholders with a significant opportunity at an attractive value. The Board thoroughly evaluated Press Ganey's strategic alternatives, including continuing to operate as a public company, and believes that the value the $40.50 cash offer provides is more favorable to Press Ganey's stockholders than the potential long-term and sustainable value that might have resulted from remaining an independent public company. This offer represents a 62% premium to the May 2015 initial public offering price of Press Ganey common stock and a 20% premium over the year to date volume weighted average closing price of Press Ganey's common stock ending as of August 8, 2016. Furthermore, negotiations with EQT resulted in an increase of $2.50 per share from the $38.00 per share initially offered by EQT.

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  Favorable multiple.  The merger consideration of $40.50 per share represents superior value demonstrated by favorable implied multiples of 16.8x to pro forma adjusted EBITDA for the twelve months ended June 30, 2016, 15.8x to projected 2016 pro forma adjusted EBITDA and 14.1x to projected 2017 adjusted EBITDA. For a description of adjusted EBITDA, see page 78 of the accompanying proxy statement.

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  Immediate and certain value.  The merger consideration of $40.50 per share will be paid in cash, and provides certainty, immediate value and liquidity to Press Ganey's stockholders.

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  Minimal execution risk.  EQT has committed financing and the transaction is subject only to customary conditions, one of which was satisfied upon the Company's receipt on August 26, 2016 of early termination of the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The merger agreement also provides for a reverse termination fee in the event the transaction is not consummated under certain circumstances.

  •
  Superior value compared to remaining an independent public company.  If the Company remained an independent public company, there are several risk factors that may adversely impact its ability to create value in excess of the proposed transaction, including:
    o
    The outlook of Press Ganey's industry and market, including consolidation in the healthcare industry;

      o
      The execution and other risks and uncertainties relating to future execution of Press Ganey's strategic plan;
      o
      The growth rates that are required to meet Press Ganey's financial projections;
      o
      The risks inherent in the development and introduction of new products and solutions; and
      o
      The growing size of Press Ganey and its potential negative impact on the quality of its products and solutions.

THE TRANSACTION IS THE RESULT OF A COMPREHENSIVE PROCESS

At the Company's direction, Press Ganey's financial advisors contacted 16 strategic and 5 financial sponsor buyers most likely to be interested in acquiring the Company and received multiple offers from certain of those parties. Ultimately, the sale process led to the Board's negotiation of the $40.50 cash offer from EQT. Following the announcement of the merger agreement on August 9, 2016, and in accordance with the merger agreement's "go shop" provision, the Board directed the Company's financial advisors to further solicit 76 potentially interested parties during the 40-day "go shop" concluding September 18, 2016, including 26 strategic buyers and 50 financial sponsors. The Company did not receive any alternative acquisition proposals during the "go shop" period.

The Board has determined this transaction is in the best interest of all stockholders. For more information on the transaction, we encourage you to review the accompanying proxy statement and, in particular, the "Background of the Merger" section.

VOTE "FOR" THE MERGER AGREEMENT

Your vote is very important. To ensure your representation at the Press Ganey Special Meeting of Stockholders on October 19, 2016, please complete and return the enclosed proxy card or submit your proxy by telephone (1-800-690-6903) or through the Internet (www.proxyvote.com) today.

On behalf of the Board and management team, thank you for your continued support.

Sincerely,

Norman W. Alpert
Chairman of the Board

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016

proxy@mackenziepartners.com
Call Collect: (212) 929-5500 or
 Toll-Free (800) 322-2885

Important Additional Information:

This communication may be deemed to be solicitation material in respect of the proposed merger. A special stockholder meeting is scheduled to be held on October 19, 2016 to obtain stockholder approval in connection with the merger between Press Ganey and Emerald BidCo, Inc. ("Merger Sub"). Press Ganey filed with the Securities and Exchange Commission (the "SEC") a proxy statement and other relevant documents in connection with the merger on September 20, 2016. The definitive proxy statement was sent or given to the stockholders of the Company and contains important information about the proposed transaction and related matters. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, EMERALD TOPCO, INC., MERGER SUB AND THE MERGER. Investors may obtain a free copy of these materials and other documents filed by the Company with the SEC at the SEC's website at www.sec.gov, at the Company's website at www.pressganey.com or by sending a written request to the Company at 401 Edgewater Place, Suite 500, Wakefield, Massachusetts 01880, Attention: General Counsel and Corporate Secretary.

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company's stockholders in connection with the proposed merger will be set forth in the Company's definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the proposed merger are set forth in the definitive proxy statement filed with the SEC in connection with the proposed merger.

Forward-Looking Statements:

This letter contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the transaction and the ability to consummate the transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as "believes," "plans," "anticipates," "projects," "estimates," "expects," "intends," "strategy," "future," "opportunity," "may," "will," "should," "could," "potential," or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger; (8) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; (9) the failure by Merger Sub to obtain the necessary debt financing arrangements set forth in the commitment letters received in connection with the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof.